As filed with the Securities and Exchange Commission on November 29, 2004

                                                     Registration No. 333-113194
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ________________


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       ON
                                    FORM S-3


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



 Bunge Limited Finance Corp.                               Bunge Limited
(Exact name of Registrant as                       (Exact name of Registrant as
  specified in its charter)                          specified in its charter)

     Delaware           26-002-1554           Bermuda            98-0231912
 (State or other     (I.R.S. Employer     (State or other     (I.R.S. Employer
 jurisdiction of    Identification No.)   jurisdiction of    Identification No.)
 incorporation or                         incorporation or
   organization)                            organization)
                                ________________

                                 50 Main Street
                          White Plains, New York 10606
                                 (914) 684-2800
   (Address and telephone number of Registrant's principal executive offices)

                                ________________

                                  Bunge Limited
                                 50 Main Street
                          White Plains, New York 10606
              Attention: Carla L. Heiss, Assistant General Counsel
                                 (914) 684-2800
            (Name, address and telephone number of agent for service)

                                ________________
                                 with a copy to:

                                Andrew B. Janszky
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000
                                ________________


         Approximate date of commencement of proposed sale to the public: Not Applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

================================================================================

                          DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 2 is being filed solely to remove from registration the 3-3/4% Convertible Notes due 2022 (the "Notes") issued by Bunge Limited Finance Corp., and fully and unconditionally guaranteed by Bunge Limited, and the common shares of Bunge Limited issuable upon conversion of the Notes, offered pursuant to this Registration Statement by the selling securityholders named herein. At the time this Registration Statement became effective, it included undertakings on the parts of Bunge Limited Finance Corp. and Bunge Limited to remove from registration by means of a post-effective amendment thereto any of the securities being registered which remain unsold at the termination of the offering. Pursuant to the terms of the Registration Rights Agreement, dated November 27, 2002, between Bunge Limited Finance Corp. and Bunge Limited and Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., Bunge Limited Finance Corp. and Bunge Limited were required to maintain the effectiveness of this Registration Statement until November 27, 2004. For this reason, Bunge Limited Finance Corp. and Bunge Limited are filing this Post-Effective Amendment No. 2 to remove from registration $250,000,000 aggregate principal amount of the Notes, together with the common shares of Bunge Limited issuable upon conversion of the Notes, which remained unsold as of the date of this Post-Effective Amendment No. 2.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 29th day of November 2004.

                                       BUNGE LIMITED FINANCE CORP.


                                       By: /s/ Morris Kalef
                                          --------------------------------
                                          Name:  Morris Kalef
                                          Title: President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                         Title                   Date
          ---------                         -----                   ----

       /s/ Morris Kalef           President and Director       November 29, 2004
-----------------------------
         Morris Kalef

              *                   Treasurer                    November 29, 2004
-----------------------------
       Frank Marchiony

              *                   Director                     November 29, 2004
-----------------------------
         T.K. Chopra

-----------------------------     Director
       Stuart D. Honse

-----------------------------     Director
      Carleton D. Pearl

              *                   Director                     November 29, 2004
-----------------------------
       Jerry G. Langley

              *                   Director                     November 29, 2004
-----------------------------
       William M. Wells

*By:     /s/ Morris Kalef                                      November 29, 2004
     ------------------------
           Morris Kalef
        Attorney-in-Fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 29th day of November, 2004.

                                      BUNGE LIMITED


                                      By: /s/ William M. Wells
                                          --------------------------------
                                          Name:  William M. Wells
                                          Title: Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                       Title                     Date

             *                  Chief Executive Officer and    November 29, 2004
-----------------------------      Chairman of the Board
      Alberto Weisser              of Directors

    /s/ William M. Wells        Chief Financial Officer        November 29, 2004
-----------------------------
      William M. Wells

                                Controller and Principal       November 29, 2004
             *                     Accounting Officer
-----------------------------
        T.K. Chopra

             *                  Deputy Chairman and Director   November 29, 2004
-----------------------------
      Jorge Born, Jr.

             *                  Director                       November 29, 2004
-----------------------------
     Ernest G. Bachrach

             *                  Director                       November 29, 2004
-----------------------------
     Enrique H. Boilini

             *                  Director                       November 29, 2004
-----------------------------
     Michael H. Bulkin

             *                  Director                       November 29, 2004
-----------------------------
     Octavio Caraballo

             *                  Director                       November 29, 2004
-----------------------------
     Francis Coppinger

-----------------------------   Director
Bernard de La Tour d'Auvergne
        Lauraguais

             *                  Director                       November 29, 2004
-----------------------------
       William Engels

             *                  Director                       November 29, 2004
-----------------------------
      Paul H. Hatfield

             *                  Director                       November 29, 2004
-----------------------------
     Carlos Braun Saint

                                Authorized Representative      November 29, 2004
    /s/ William M. Wells           in the United States
-----------------------------
 Bunge Limited, U.S. Office
   By: William M. Wells,
  Chief Financial Officer

*By:  /s/ William M. Wells                                     November 29, 2004
    -------------------------
        William M. Wells
        Attorney-in-Fact